FOR IMMEDIATE RELEASE July 25, 2022 Sheree M. Petrone and Stephanie N. Gary Appointed to Chesapeake Utilities Corporation Board of Directors DOVER, Del. – Chesapeake Utilities Corporation (NYSE: CPK) (Chesapeake Utilities) today announced that as part of the Board’s ongoing succession planning, Sheree M. Petrone and Stephanie N. Gary were appointed to serve as members of the Board of Directors of Chesapeake Utilities, effective July 22. Petrone joins the Board with extensive energy industry experience, having served in executive positions at Dynegy Inc. and Exelon Corporation. Gary serves as vice president of finance at TidalHealth, a Maryland-based health system of hospitals and specialty offices. “On behalf of the entire Board, we are pleased to welcome two accomplished leaders,” said John R. Schimkaitis, chair of Chesapeake Utilities’ Board of Directors. “Sheree and Stephanie bring business and financial acumen, risk management and strategic planning experience that will enhance our collective contributions to the ever-changing energy industry.” “Both Sheree and Stephanie bring vast knowledge and expertise in their respective disciplines that align with the unprecedented opportunities ahead for our energy delivery businesses,” said Jeff Householder, president and CEO of Chesapeake Utilities. “We continue to benefit from the diversity of our Board, whose collective perspectives and experiences support and enrich our surrounding communities.” “It is an exciting time to join the Board as Chesapeake Utilities continues to lead in an evolving industry that is driving innovation and change for the betterment of our communities,” Petrone said. “The vision and values demonstrated at Chesapeake Utilities exemplify the environmental and social responsibility needed to lead the transition to a sustainable energy future.” “It is an honor to join the Chesapeake Utilities Board in its oversight of the execution of the Company’s disciplined growth strategy. I look forward to leveraging my extensive finance leadership experience in support of the Company’s initiatives and creation of long-term stakeholder value,” said Gary. Petrone served as executive vice president and head of the retail electricity business of Dynegy Inc., and vice president of commercial and retail divisions at Exelon and in financial roles at PECO, an Exelon company. Past management roles included positions at Trigen Energy and Westinghouse. Petrone currently serves as president of Atwater Advisory where she focuses on strategic growth strategies and value creation. She has deep experience across the value chain, including management, business development and customer service in competitive power generation markets and regulated transmission and distribution businesses. (more)

Petrone’s alma mater is the University of Delaware, where she serves as an executive mentor at the Alfred Lerner College of Business and Economics. She is a member of the Board of Trustees of Magee Rehabilitation Hospital Foundation and past chair of its strategic planning committee. Petrone is also a member of both The Forum of Executive Women and Alliance Francaise de Philadelphie, and she previously was a member of the Women’s Council on Energy and the Environment in Washington, D.C. In Gary’s role as vice president of finance at Delmarva-based TidalHealth Inc., she leads the organization’s finance functions, including strategic financial planning and analysis, forecasting and decision support. Prior to TidalHealth, Gary held management positions at UT Southwestern Medical Center and Methodist Health System, during which she managed operating and capital budgets, strategic planning and the finance and business operations. Gary formerly served on the Board of Duncanville and Cedar Hill Chambers of Commerce in Texas, and currently serves as treasurer of a nonprofit organization that provides community programs and services to residents in the Dallas County area. About Chesapeake Utilities Corporation Chesapeake Utilities Corporation is a diversified energy delivery company, listed on the New York Stock Exchange. Chesapeake Utilities Corporation offers sustainable energy solutions through its natural gas transmission and distribution, electricity generation and distribution, propane gas distribution, mobile compressed natural gas utility services and solutions, and other businesses. For more information, visit www.chpk.com. Please note that Chesapeake Utilities Corporation is not affiliated with Chesapeake Energy, an oil and natural gas exploration company headquartered in Oklahoma City, Oklahoma. # # # For more information, contact: Brianna Patterson Manager, Public Relations and Strategic Communications 302-217-7050 bpatterson@chpk.com